Exhibit 99.2

ProPhase Labs Announces Pricing of Public Offering of Common Stock

GARDEN CITY, NY – January 18, 2021 – ProPhase Labs, Inc. (NASDAQ: PRPH), a diversified medical science and technology company, announced today the pricing of an underwritten public offering of 3,000,000 shares of common stock at an offering price of $12.50 per share, for gross proceeds of $37,500,000. In addition, ProPhase has granted the underwriters a 30-day option to purchase up to an additional 450,000 shares to cover over-allotments, if any. All of the shares are being offered by ProPhase.

The offering is expected to close on January 21, 2021, subject to the satisfaction of customary closing conditions. ProPhase intends to use the net proceeds from the offering for working capital and other general corporate purposes.

ThinkEquity, a division of Fordham Financial Management, Inc., is acting as sole book-running manager for the Offering. Dawson James Securities, Inc. is acting as co-manager for the offering.

The offering is being made pursuant to an effective shelf registration statement that has been filed with the U.S. Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at http://www.sec.gov and on ProPhase’s website. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available on the SEC’s website. Copies of the final prospectus supplement (when available) and the accompanying prospectus relating to the offering may be obtained from ThinkEquity, a division of Fordham Financial Management, Inc., Prospectus Department, 17 State Street, 22nd Floor, New York, New York 10004, telephone at (877) 436-3673 or e-mail at prospectus@think-equity.com and Dawson James Securities, 101 N Federal Highway Suite 600 Boca Raton, Florida, 33432, Attention: Prospectus Department or by telephone at 1(866) 928-0928 or email at syndicate@dawsonjames.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. Any offer, if at all, will be made only by means of the prospectus supplement and accompanying prospectus forming a part of the effective registration statement.

About ProPhase Labs

ProPhase Labs (NASDAQ: PRPH) is a diversified medical science and technology company with deep experience with OTC consumer healthcare products and dietary supplements. The Company is engaged in the research, development, manufacture, distribution, marketing and sale of OTC consumer healthcare products and dietary supplements in the United States. This includes the development and marketing of dietary supplements under the TK Supplements® brand. The Company is also developing ProPhase Diagnostics, Inc. (“ProPhase Diagnostics”) to offer COVID-19 and other Respiratory Pathogen Panel (RPP) Molecular tests. The Company also continues to actively pursue strategic investments and acquisition opportunities for other companies, technologies and products. For more information visit us at www.ProPhaseLabs.com.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements include statements related to the expected completion of the offering described herein and the intended use of proceeds. ProPhase cautions readers that forward-looking statements are based on management’s expectations and assumptions as of the date of this news release and are subject to certain risks and uncertainties that could cause actual results to differ materially, including, but not limited to, risks related to prevailing market conditions, the impact of general economic, industry or political conditions in the United States, and ProPhase’s ability to satisfy customary closing conditions associated with the offering. Forward-looking statements reflect its analysis only on their stated date, and ProPhase undertakes no obligation to update or revise these statements except as may be required by law.

Investor Contact

Chris Tyson

Managing Director

MZ Group - MZ North America

949-491-8235

PRPH@mzgroup.us

www.mzgroup.us